UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 7, 2010 (June 7, 2010)

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

	One Coca-Cola Plaza Atlanta, Georgia	30313 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 676-2121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 7, 2010, The Coca-Cola Company ("TCCC") and Dr Pepper/Seven Up, Inc. ("DPS") entered into a letter agreement (the "DPS Agreement") pursuant to which DPS has agreed to license certain brands to affiliates of TCCC upon completion of TCCC's previously announced acquisition of the North American business of Coca-Cola Enterprises Inc. (the "CCE Transaction").  Pursuant to the DPS Agreement, TCCC will pay to DPS a one-time payment of $715 million upon closing of the CCE Transaction.

The DPS Agreement provides that upon closing of the CCE Transaction, DPS and an affiliate of TCCC will enter into a new master license agreement relating to Dr Pepper and Canada Dry brands for certain territories in the United States. TCCC or one of its affiliates will distribute Canada Dry, C’ Plus and Schweppes in Canada.

In addition, TCCC will offer Dr Pepper and Diet Dr Pepper brands in local fountain accounts currently serviced by Coca-Cola Enterprises Inc. and will include Dr Pepper and Diet Dr Pepper brands on its Coca-Cola Freestyle™ fountain dispenser.  The Coca-Cola Freestyle™ agreement has a term of 20 years and DPS’s investment associated with the program is estimated at $115 million to $135 million.

The transactions contemplated by the DPS Agreement are conditioned on TCCC obtaining all applicable regulatory approvals and upon closing of the CCE Transaction.

A copy of the DPS Agreement is attached hereto as Exhibit 10.1 to this current report on Form 8-K. The foregoing summary of the DPS Agreement is qualified by reference to the terms and conditions set forth in the DPS Agreement, which is incorporated herein by reference.

The press release announcing the execution of the DPS Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
Exhibit 10.1	Letter Agreement, dated as of June 7, 2010, between TCCC and DPS.
Exhibit 99.1	Press Release of TCCC, dated June 7, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: June 7, 2010	By:	/s/ William D. Hawkins III
Name: William D. Hawkins III
Title: Vice President and General Tax Counsel

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EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Letter Agreement, dated as of June 7, 2010, between TCCC and DPS.
Exhibit 99.1	Press Release of TCCC, dated June 7, 2010.

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